[EXECUTION VERSION]

Exhibit 10.2

JOINT VENTURE AND QUOTAHOLDERS AGREEMENT	CONTRATO DE JOINT VENTURE E ACORDO DE QUOTISTAS

This JOINT VENTURE AND QUOTAHOLDERS AGREEMENT (the “Agreement”) is made and entered into as of February 10, 2014, by and between:	Este CONTRATO DE JOINT VENTURE E ACORDO DE QUOTISTAS (o “Acordo”) é feito e celebrado em 10 de fevereiro de 2014, por e entre:
(a)      GigOptix, Inc., a company duly organized and existing under the laws of the State of Delaware, with its registered offices at 2711 Centerville Road, Wilmington, New Castle County, Delaware, U.S.A. (“GigOptix”); and

(a)      GigOptix, Inc., uma sociedade devidamente constituída e existente sob as leis do Estado de Delaware, com sede em 2711 Centerville Road, Wilmington, New Castle County, Delaware, U.S.A. (“GigOptix”); e

(b)      FUNDAÇÃO CPqD - CENTRO DE PESQUISA E DESENVOLVIMENTO EM TELECOMUNICAÇÕES, a foundation duly organized and existing under the laws of Brazil, with its registered offices in the city of Campinas, State of São Paulo at Rua Dr. Ricardo Benetton Martins s/No., Parque Polo II de Alta Tecnologia, CEP 13086-510, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (“CNPJ/MF”) under No. 02.641.663/0001-10, with its corporate documents registered before the 1st Public Civil Registry of Legal Entities of Campinas under No. 5529 on December 23, 2004 (“CPqD”);

(b)      FUNDAÇÃO CPqD - CENTRO DE PESQUISA E DESENVOLVIMENTO EM TELECOMUNICAÇÕES, pessoa jurídica de direito privado, sem fins lucrativos, com sede na Rua Dr. Ricardo Benetton Martins s/nº., Parque Polo II de Alta Tecnologia, CEP 13086-510, neste Município de Campinas, Estado de São Paulo, inscrita no Cadastro Nacional de Pessoas Jurídicas (“CNPJ/MF”) sob o nº. 02.641.663/0001-10, com Estatuto Social registrado no Primeiro Cartório de Registro Civil de Pessoa Jurídica de Campinas-SP, microfilmado sob o nº. 5529, em 23 de dezembro de 2004 (“CPqD”);

(CPqD and GigOptix jointly called “Quotaholders”);	(CPqD e GigOptix designadas em conjunto “Quotistas”);
and, as Intervening and Consenting Party:	e, como Parte Interveniente e Anuente:
(c)      BRPHOTONICS PRODUTOS OPTOELETRÔNICOS LTDA., a company duly organized and existing under the laws of Brazil, with its registered offices in the city of Campinas, State of São Paulo at Rua Dr. Ricardo Benetton Martins s/No., Parque Polo II de Alta Tecnologia, CEP 13086-510, enrolled with the CNPJ/MF under No. 19.455.907/0001-73 (“Company”);

(c)      BRPHOTONICS PRODUTOS OPTOELETRÔNICOS LTDA., uma sociedade devidamente constituída e existente sob as leis do Brasil, com sede na cidade de Campinas, Estado de São Paulo, na Rua Doutor Ricardo Benetton Martins s/nº., Pólo II de Alta Tecnologia, Município de Campinas, Estado de São Paulo, CEP 13086-510, registrada no CNPJ/MF sob o nº. 19.455.907/0001-73 (“Sociedade”);

[EXECUTION VERSION]
the Quotaholders also being hereinafter referred to as “Parties” where mentioned collectively or “Party” where mentioned individually.	as Quotistas também sendo doravante designadas como “Partes” quando em conjunto, ou como “Parte” quando designadas individualmente.
WHEREAS, the Quotaholders are the owners of all the outstanding quotas of the capital of the Company;	CONSIDERANDO QUE, as Quotistas são proprietárias de todas as quotas do capital da Sociedade;
WHEREAS, the Quotaholders acknowledge that there is a business risk in the development and the exploitation of the Company’s activities, and agree to endeavor the best efforts and act in good faith to the better performance of the Company’s corporate purpose;

CONSIDERANDO QUE, as Quotistas reconhecem o risco negocial existente no desenvolvimento e exploração das atividades da Sociedade, e concordam em envidar seus melhores esforços e atuar com boa-fé na melhor consecução do objeto social da Sociedade;

WHEREAS, the Quotaholders decided to enter into this Agreement to establish their respective rights and obligations in respect of the Quotas (as defined below), the management and conduct of Company’s and the Company’s business and various other matters hereinafter set forth.

CONSIDERANDO QUE, as Quotistas decidiram celebrar este Acordo para estabelecer seus respectivos direitos e obrigações com relação às Quotas (como definido abaixo), à gestão e condução da Sociedade e do negócio da Sociedade e de diversos outros assuntos doravante estabelecidos.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:	ISTO POSTO, em consideração aos compromissos, declarações, garantias e acordos aqui contidos, e com a intenção de estar legalmente vinculados por este Acordo, as Partes ajustam o que segue:

ARTICLE I DEFINITIONS	ARTIGO I DEFINIÇÕES
1.1.        When used in this Agreement or in the exhibits to this Agreement, in capitalized initial letters, in the singular or plural, as the case may be, the following terms and expressions shall have the meanings assigned to them in this Section 1.1. Any reference to a Section shall include any and all of the Subsections thereof. Notwithstanding the definitions below, other terms not listed below shall have the meanings ascribed to them herein and in the Schedules hereto.

1.1.        Quando usados neste Acordo ou nos anexos deste Acordo, em letras maiúsculas, no singular ou no plural, conforme o caso, os termos e expressões a seguir deverão ter os significados atribuídos aos mesmos nesta Cláusula 1.1. Qualquer referência a uma Cláusula deverá incluir todas e quaisquer Subcláusulas da mesma. Independentemente das definições abaixo, outros termos que não tenham sido listados abaixo deverão ter os significados atribuídos aos mesmos neste ato e nos Anexos deste Acordo.

[EXECUTION VERSION]
“Agreement” shall mean this Joint Venture and Quotaholders Agreement and all its exhibits.	“Acordo” significa este Contrato de Joint Venture e Acordo de Quotistas e todos os seus anexos.
“Articles of Association” shall mean the articles of association of Company approved on the date of this Agreement and attached hereto as Exhibit I, as amended from time to time.	“Contrato Social” significa o contrato social da Sociedade aprovado na data deste Acordo e em anexo a este como Anexo I, e periodicamente alterado.
“Board of Directors” shall mean the Conselho de Administração of the Company.	“Conselho de Administração” significa o Conselho de Administração da Sociedade.
“Brazilian Reais” or “R$” shall mean the lawful currency of Brazil.	“Reais do Brasil” ou “R$” significa a moeda oficial do Brasil.
“Business” shall mean the business developed by the Company.	“Negócio” significa o negócio desenvolvido pela Sociedade.
“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in the city of Campinas, State of São Paulo, Brazil and San Francisco, CA, USA, are required or authorized by law to remain closed or otherwise closed because of force majeure.

“Dia Útil” significa qualquer dia que não um sábado, domingo ou outro dia em que os bancos comerciais na cidade de Campinas, Estado de São Paulo, Brasil, e São Francisco, Califórnia, Estados Unidos da América, tenham de estar fechados ou estejam autorizados por lei a permanecerem fechados, ou de outra forma estejam fechados por motivo de força maior.

“Company” shall have the meaning set forth in the preamble to this Agreement.	“Sociedade” tem o significado estabelecido no preâmbulo deste Acordo.
“Confidential Information” shall mean all written and unwritten data related to the Business and/or to the Company, including, without limitation, any information related to any legal, financial, commercial, economic or accounting data; information on customers’ relations, marketing, sales and dispute proceedings; information on industrial processes, plans or projects; technical data or knowledge; trade secrets; market opportunities and strategies, except for such data that is already generally known or available to the public in general, without a breach of any confidentiality agreement.

“Informações Confidenciais” significa todos os dados, por escrito ou não, relacionados ao Negócio e/ou à Sociedade, incluindo, sem limitação, quaisquer informações relacionadas a quaisquer dados legais, financeiros, comerciais, econômicos ou contábeis; informações sobre relações com os clientes, marketing, vendas ou processos de contestação; informações sobre processos, planos ou projetos industriais; dados ou conhecimento técnico; segredos comerciais; oportunidades e estratégias de mercado, exceto pelos dados que já forem de conhecimento geral ou estiverem disponíveis ao público em geral sem que tenha havido quebra de qualquer contrato de confidencialidade.

[EXECUTION VERSION]
“Control”, when used with respect to any Person, shall mean the power, directly or indirectly, to direct, determine, manage, control or cause the direction of the management, business, operations, activities, investments or policies of such Person, whether through the ownership of equity in such Person, by contract or otherwise, and the terms “controlling,” “controlled by” and “under common control with” shall be construed accordingly.

“Controle”, quando usado com relação a qualquer Pessoa, significa o poder, direta ou indiretamente, de orientar, determinar, gerir, controlar ou motivar a orientação da gestão, negócio, operações, atividades, investimentos ou políticas dessa Pessoa, seja por meio da posse de patrimônio dessa Pessoa, por contrato ou de outra forma, e os termos “controlando,” “controlado por” e “sob o controle comum de” serão interpretados de acordo.

“CPqD” shall have the meaning set forth in the preamble to this Agreement.	“CPqD” tem o significado estabelecido no preâmbulo deste Acordo.
“CPqD IP” shall have the meaning set forth in Section 5.1.	“CPqD PI” tem o significado estabelecido na Cláusula 5.1.
“Director” shall mean a member of the Board of Directors (Conselheiro de Administração).	“Conselheiro” significa um membro do Conselho de Administração.
“Encumbrances” shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

“Gravames” significa todos e quaisquer ônus, encargos, direitos reais de garantia, opções, reclamações, hipotecas, penhores, procurações, exercício do direito de voto ou outras restrições ao título ou transferência de qualquer natureza.

“Execution Date” shall mean the date of execution of this Agreement.	“Data da Assinatura” significa a data da assinatura deste Acordo.
“Chairman of the Board of Directors” shall mean the chairman of the Board of Directors to be appointed by the Quotaholders pursuant to Section 3.2.	“Presidente do Conselho” significa o presidente do Conselho de Administração a ser nomeado pelas Quotistas conforme a Cláusula 3.2.
“Exercise Notice” shall have the meaning set forth in Section 4.4.	“Notificação de Exercício” tem o significado estabelecido na Cláusula 4.4.
“GigOptix” shall have the meaning set forth in the preamble to this Agreement.	“GigOptix” tem o significado estabelecido no preâmbulo deste Acordo.
“GigOptix IP” shall have the meaning set forth in Section 5.2.	“GigOptix PI” tem o significado estabelecido na Cláusula 5.2.

[EXECUTION VERSION]

“INPI” shall mean the Instituto Nacional da Propriedade Industrial, the Brazilian patent and trademark office.	“INPI” significa o Instituto Nacional da Propriedade Industrial, o escritório de registro de marcas e patentes do Brasil.
“Offer” shall have the meaning set forth in Section 4.3(b).	“Oferta” tem o significado estabelecido na Cláusula 4.3(b).
“Offer Notice” shall have the meaning set forth in Section 4.2.	“Notificação de Oferta” tem o significado estabelecido na Cláusula 4.2.
“Offered Quotaholder” shall have the meaning set forth in Section 4.2.	“Quotista Ofertada” tem o significado estabelecido na Cláusula 4.2.
“Offered Quotas” shall have the meaning set forth in Section 4.2.	“Quotas Ofertadas” tem o significado estabelecido na Cláusula 4.2.
“Offering Quotaholder” shall have the meaning set forth in Section 4.2.	“Quotista Ofertante” tem o significado estabelecido na Cláusula 4.2.
“Officer” shall mean an officer (diretor) of the Company.	“Diretor” significa um diretor da Sociedade.
“Party” or “Parties” shall have the meaning set forth in the recitals to this Agreement.	“Parte” ou “Partes” tem o significado estabelecido nas premissas deste Acordo.
“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, organization, trust, unincorporated organization or other entity and shall include any successor (by merger or otherwise) of such entity, organization or individual.

“Pessoa” significa qualquer indivíduo, empresa, sociedade, firma, associação, organização, truste, entidade despersonificada, ou qualquer outra entidade, e deverá incluir qualquer sucessor (por incorporação ou de outra forma) dessa entidade, organização ou indivíduo.

“Purchasing Third Party” shall have the meaning set forth in Section 4.2.	“Terceiro Comprador” tem o significado estabelecido na Cláusula 4.2.
“Quotas” shall mean the quotas of the capital of the Company.	“Quotas” significa as quotas do capital da Sociedade.
“Quotaholder” shall have the meaning set forth in the recitals to this Agreement.	“Quotista” tem o significado estabelecido nas premissas deste Acordo.
“Related Party” shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, or is under common Control with any of the Parties.	“Parte Relacionada” significa qualquer Pessoa que direta, ou indiretamente por meio de um ou mais intermediários, Controle, ou esteja sob Controle comum com quaisquer das Partes.

[EXECUTION VERSION]

“Right of First Refusal” shall have the meaning set forth in Section 4.2.	“Direito de Preferência” tem o significado estabelecido na Cláusula 4.2.
“Subscription Rights” shall mean the preemptive right of a Quotaholder to subscribe for newly issued Quotas of the Company	“Direitos de Subscrição” significa o direito de preempção de um Quotista de subscrever novas Quotas emitidas pela Sociedade.
“TFPS Equipment” shall have the meaning set forth in Section 5.2.	“Equipamento TFPS” deverá ter o significado estabelecido na Cláusula 5.2.
“Transfer” means, with respect to the Quotas, whether voluntarily or involuntarily, to give, sell, issue, assign, pledge, encumber, hypothecate, grant a security interest in or otherwise dispose or convey, whether in one transaction or a series of related transactions any or all Quotas, except for the Encumbrance (i) that GigOptix will create over all the Quotas it owns in favor of Silicon Valley Bank or any successor or subsequent lender obtaining a lien on substantially all of the assets of GigOptix, and any action taken by any such lender with regard to such Encumbrance, which are hereby authorized and will not be considered a Transfer for purposes of this Agreement, and (ii) that CPqD may create over all the Quotas it owns in favor of a financial institution. The terms “Transferee”, “Transferor”, “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.

“Transferência” significa, com relação às Quotas, seja voluntária ou involuntariamente, dar, vender emitir, ceder, empenhar, criar gravame, hipotecar, conceder um direito real de garantia ou de outra forma dispor ou alienar, seja em uma transação ou em uma série de transações relacionadas todas ou quaisquer Quotas exceto pelo Gravame (i) que a GigOptix criará sobre todas as Quotas que possui a favor do Silicon Valley Bank ou qualquer sucessor ou credor subsequente que obtenha um ônus sobre substancialmente todos os ativos da GigOptix, e qualquer ação tomada por esse credor com relação a esse Gravame, que são neste ato autorizadas e não serão consideradas uma Transferência para os fins deste Acordo, e (ii) que o CPqD poderá criar sobre todas as Quotas que possui em favor de uma instituição financeira. Os termos “Cessionário”, “Cedente”, “Transferido” e outras formas da palavra “Transferência” terão significados correlatos.

ARTICLE II COMPANY	ARTIGO II SOCIEDADE
2.1.        Current Quotaholders. There are twenty thousand (20,000) Quotas, all of which are free and clear of any Encumbrances (other than with regard to the Quotas owned by GigOptix and CPqD as set forth in the definition of the term “Transfer”), distributed among the quotaholders as follows: GigOptix owns nine thousand and eight hundred (9,800) Quotas and CPqD owns ten thousand and two hundred (10,200) Quotas.

2.1.        Quotistas Atuais. Há 20.000 (vinte mil) Quotas, todas elas livres e isentas de quaisquer Gravames (que não com relação às Quotas de propriedade da GigOptix e CPqD, como estabelecido na definição do termo “Transferência”), distribuídas entre as Quotistas da seguinte forma: GigOptix possui 9.800 (nove mil e oitocentas) Quotas, o CPqD possui 10.200 (dez mil e duzentas) Quotas.

[EXECUTION VERSION]

2.2.        Office; Subsidiaries; Branches. Company has its principal office in the city of Campinas, state of São Paulo, and by decision of the Quotaholders can open branches or establish subsidiaries in or out of the country.

2.2. Sede; Subsidiárias; Filiais. A Sociedade tem sua sede na cidade de Campinas, estado de São Paulo, e por decisão dos sócios pode abrir filiais ou estabelecer subsidiárias dentro ou fora do país.

ARTICLE III MANAGEMENT OF COMPANY	ARTIGO III ADMINISTRAÇÃO DA SOCIEDADE
3.1.        General Matters. The management of the Company shall be performed by the Board of Directors and the Officers. The acts of the Company shall be performed by the Officers, under the direction of the Board of Directors and the Quotaholders, in accordance with the provisions of this Agreement, the Articles of Association and the applicable legislation.

3.1.        Assuntos Gerais. A Sociedade será administrada por um Conselho de Administração e pelos Diretores. A representação da Sociedade competirá aos Diretores, conforme as diretrizes do Conselho de Administração e das Quotistas, bem como conforme as disposições deste Acordo, do Contrato Social e da legislação aplicável.

3.1.1.            Compensation. As from the Execution Date and until the first (1st) anniversary of the date when the Agreement takes force and effect pursuant to Section 7.2 hereof, the members of the Board of Directors and the Officers shall not be entitled to receive any compensation from the Company.

3.1.1.              Remuneração. A partir da Data de Assinatura e até o primeiro (1º) aniversário da data em que este Acordo estiver válido e eficaz, conforme previsto na Cláusula 7.2, os Conselheiros e os Diretores não terão direito a qualquer remuneração por parte da Sociedade.

3.2. The Board of Directors.	3.2. O Conselho de Administração.
(a)             The Board of Directors shall consist of four (4) members, two (2) nominated by CPqD and two (2) by GigOptix. One of the Directors will be appointed the Chairman of the Board of Directors for a period of two (2) years. Each Quotaholder will alternate appointing the Chairman of the Board of Directors. GigOptix will appoint the first Chairman of the Board of Directors.

(a)           O Conselho de Administração consistirá de 4 (quatro) membros, 2 (dois) nomeados pela CPqD e 2 (dois) pela GigOptix. Um dos Conselheiros será nomeado Presidente do Conselho de Administração por um período de 2 (dois) anos. Cada Quotista alternará na nomeação do Presidente do Conselho de Administração. GigOptix nomeará o primeiro Presidente do Conselho de Administração.

(b)           Each Director shall serve for a period of two (2) years, and may be reelected for additional periods of two (2) years each, and have the attributions and obligations set forth in the Company’s Articles of Association. A vacancy on the Board of Directors because of death, resignation, removal or any other cause shall be filled by the Quotaholders’ meeting upon designation by the Quotaholder that appointed such Director.

(b)           Cada Conselheiro permanecerá no cargo por um mandato de 2 (dois) anos, podendo ser reeleito por iguais períodos, e terá as atribuições e obrigações estabelecidas no Contrato Social da Sociedade. Uma vaga no Conselho de Administração devido à morte, pedido de demissão, remoção ou qualquer outra causa será preenchida pela Reunião de Sócios mediante indicação pela Quotista que nomeou referido Conselheiro.

[EXECUTION VERSION]
(c)          Any Director may resign at any time by so notifying both Company and the Quotaholder which appointed such Director in writing. Such resignation shall take effect upon receipt of such notice by Company and the Quotaholder which appointed such Director or at such later time as is therein specified, and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. Any Director may be removed, with or without cause, by the Quotaholders’ meeting, at the direction of the Quotaholder who appointed such Director to the Board of Directors.

(c)          Qualquer Conselheiro poderá pedir demissão a qualquer momento por meio de notificação por escrito para a Sociedade e para a Quotista que nomeou referido Conselheiro. Esse pedido de demissão terá efeito quando do recebimento da referida notificação pela Sociedade e pela Quotista que nomeou referido Conselheiro ou mais tarde como lá especificado, e a não ser que especificado em contrário, o aceite do pedido de demissão não será necessário para torná-lo efetivo. Qualquer Conselheiro poderá ser destituído, com ou sem justa causa, por uma Reunião de Sócios, por orientação da Quotista que nomeou referido Conselheiro para o Conselho de Administração.

(d)          Each Quotaholder agrees to exercise its voting rights at the Quotaholders’ meeting in order to approve the appointment or removal of any Director who has been appointed, or whose removal has been directed by, the relevant Quotaholder in accordance with this Agreement.

(d)          Cada Quotista concorda em exercer seus direitos de voto na Reunião de Sócios para aprovar a nomeação ou destituição de qualquer Conselheiro que tenha sido nomeado, ou cuja remoção tenha sido orientada, pela respectiva Quotista conforme este Acordo.

3.3.        Voting. Each Director shall have the right to one (1) vote on all matters to be decided by the Board of Directors. Unless otherwise expressly stated herein, matters submitted to the Board of Directors shall be approved by a simple majority vote of the Directors. In case of a deadlock, the matter shall be submitted to the approval of the Quotaholders.

3.3.        Votação. Cada Conselheiro deverá ter direito a 1 (um) voto sobre todos os assuntos a serem decididos pelo Conselho de Administração. A não ser que expressamente declarado em contrário, os assuntos submetidos ao Conselho de Administração serão aprovados por maioria simples dos votos dos Conselheiros. No caso de um impasse, o assunto será submetido à aprovação das Quotistas.

[EXECUTION VERSION]

3.4. Procedural Matters of the Board of Directors.	3.4. Assuntos relativos aos Procedimentos do Conselho de Administração.
(a)          Any decision required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, without prior notice and without the consent in writing setting forth the decision to be taken, if this decision is signed by all the Directors. A written consent delivered pursuant to this Section shall be established into the minutes of the Board of Directors` meeting, and filed with the Board of Trade, as applicable.

(a)          Qualquer decisão exigida ou permitida que tenha de ser tomada em qualquer reunião do Conselho de Administração poderá ser tomada sem a realização de uma reunião, sem notificação prévia e sem o consentimento por escrito estabelecendo a decisão a ser tomada, se esta for assinada por todos os Conselheiros. Um consentimento por escrito entregue conforme esta Cláusula deverá ser transcrita em ata do Conselho de Administração e arquivada na Junta Comercial, quando aplicável/necessário.

(b)          The Board of Directors shall cause to be kept a book of minutes in which there shall be recorded (i) with respect to each meeting of the Board of Directors, the time and place of such meeting, whether regular or special (and if special, how called), the names of those present and the proceedings thereof and (ii) all of its decisions by written consent. The Board of Directors` minutes of meeting containing decisions which may affect third parties shall be filed with the Board of Trade.

(b)          O Conselho de Administração deverá fazer com que sejam mantidos livros de atas nos quais serão registrados (i) com relação a cada reunião do Conselho de Administração, a hora e o local da reunião, se a mesma foi regular ou especial (e se especial, como foi convocada), os nomes daqueles presentes e os procedimentos da mesma e (ii) todas as suas decisões por consentimento por escrito. As atas de reunião do Conselho de Administração que contiverem decisões que afetem terceiros deverão ser arquivadas na Junta Comercial competente.

(c) Board of Directors’ meeting shall be held in the headquarters of the Company in Campinas, unless otherwise agreed by a minimum of three (3) Directors.	(c) A reuniões do Conselho de Administração serão realizadas na sede da Sociedade em Campinas, a menos que acordado de outra forma por no mínimo 3 (três) Conselheiros.
3.5.        Officers. The Company may have up to three (3) Officers, one referred to as the Chief Executive Officer, and the others individually referred to as Officer. CPqD shall designate the Chief Executive Officer and his/her successors, who will designate the other Officers. Officers shall be nominated and/or dismissed in/from their positions after the approval by the Board of Directors, as set forth in Section 3.5(a) hereof. The Officers, by performing the acts of the Company, shall obey the decisions of the Quotaholders and the Board of Directors and shall have the powers and authority set forth in the Articles of Association, applied as the Board of Directors may grant to them. The Officers will be responsible for the ordinary management of Company.

3.5.        Diretores. A Sociedade poderá ter até três (3) Diretores, um designado Diretor Presidente (CEO), e os demais designados individualmente Diretor. O CPqD indicará o Diretor Presidente (CEO), e seus eventuais sucessores, enquanto o Diretor Presidente (CEO) indicará os demais Diretores. Os Diretores serão nomeados e/ou destituídos em/de suas funções/posições após a aprovação pelo Conselho de Administração, conforme previsto na Cláusula 3.5(a) deste Acordo. Os Diretores deverão, na prática dos atos da Sociedade, respeitar as decisões das Quotistas e do Conselho de Administração e deverão ter os poderes e a autoridade estabelecidos no Contrato Social, aplicados na forma como o Conselho de Administração venha a lhes definir. Os Diretores serão responsáveis pela administração ordinária e regular da Sociedade.

[EXECUTION VERSION]

(a)           The candidates to occupy the Officer positions will be interviewed and selected by the Board of Directors. Once the Board of Directors submits the corresponding names for the Quotaholders, a Quotaholders meeting should be called to elect such individuals.

(a)          Os candidatos a ocupar cargos de Diretor serão entrevistados e selecionados pelo Conselho de Administração. Uma vez que o Conselho de Administração submeta os  respectivos nomes às Quotistas, uma Reunião de Sócios deverá ser convocada para eleger esses indivíduos.

(b)          In case of death, resignation, removal or a vacancy for any other reason, the Board of Directors shall select and submit to the Quotaholders another individual to fill in the position, in accordance with the corresponding designations.

(b)          No caso de morte, pedido de demissão, demissão ou vaga por qualquer outro motivo, o Conselho de Administração deverá selecionar e submeter às Quotistas outro indivíduo para preencher o cargo, respeitadas as competentes indicações.

(c)            Each Quotaholder undertakes to exercise its voting rights at the Quotaholders’ meeting of Company in order to approve the appointment or removal of any Officer who has been designated, or whose removal has been directed by, the Board of Directors in accordance with this Agreement.

(c)            Cada Quotista se compromete a exercer seus direitos de voto na Reunião de Sócios da Sociedade para aprovar a nomeação ou destituição de qualquer Diretor que tenha sido indicado, ou cuja destituição tenha sido orientada pelo Conselho de Administração conforme este Acordo.

ARTICLE IV TRANSFER OF QUOTAS	ARTIGO IV TRANSFERÊNCIA DE QUOTAS
4.1. Lock-up Period. The Parties agree not to Transfer in any way or form any of the Quotas during the period of three (3) years from the Execution Date.	4.1. Período de Permanência (Lock-up). As Partes concordam em não transferir de nenhuma maneira ou forma quaisquer das Quotas durante um período de 3 (três) anos a partir da Data da Assinatura.
4.2.        Right of First Refusal. After the lock-up period above, any Quotaholder who wishes to Transfer (“Offering Quotaholder”) part or the totality of its Quotas (the “Offered Quotas”) to a third party (the “Purchasing Third Party”) which has made a firm offer for the Offered Quotas, may do so only upon the prior written notice (the “Offer Notice”) to the other Quotaholder (the “Offered Quotaholder”) who will have the right of first refusal to purchase the Offered Quotas at the same price/economic conditions, by payment in lawful currency, and under the same conditions as offered by such Purchasing Third Party, according to procedures established below (the “Right of First Refusal”).

4.2.        Direito de Preferência, e de Recusa. Após o período de permanência (lock-up), qualquer Quotista que deseje Transferir (“Quotista Ofertante”) parte ou a totalidade de suas Quotas (as “Quotas Ofertadas”) para um terceiro (o “Terceiro Comprador”) que tenha feito uma oferta firme pelas Quotas Ofertadas, assim poderá fazer mediante notificação prévia e por escrito (a “Notificação de Oferta”) para a outra Quotista (a “Quotista Ofertada”), a qual terá o direito de preferência e de recusa para comprar as Quotas Ofertadas pelo mesmo preço/valor econômico, mediante pagamento em moeda corrente, e sob as mesmas condições como oferecidas ao referido Terceiro Comprador, conforme os procedimentos estabelecidos abaixo (o “Direito de Preferência e de Recusa”).

[EXECUTION VERSION]

4.3. Offer Notice. The Offer Notice shall:	4.3. Notificação de Oferta. A Notificação de Oferta deverá:
(a)            indicate the name of the Purchasing Third Party and all the material terms and conditions of the proposed Transfer, including the price, payment terms and other business conditions as applicable; and

(a) indicar o nome do Terceiro Comprador e todos os termos e condições relevantes da Transferência proposta, incluindo o preço, termos de pagamento e outras condições comerciais como aplicáveis; e
(b) attach a copy of the offer from the Purchasing Third Party (“Offer”).	(b) anexar uma cópia da oferta do Terceiro Comprador (“Oferta”).
4.4.        Exercise Period. The Offered Quotaholder will have the irrevocable right, exercisable by written notice given to the Offering Quotaholder within thirty (30) calendar days after the receipt of the Offer Notice (“Exercise Notice”), to indicate if it intends to exercise its Right of First Refusal over all, and no less than all, of the Offered Quotas.

4.4.        Período de Exercício. A Quotista Ofertada terá o direito irrevogável, exercível por meio de notificação por escrito dada à Quotista Ofertante dentro de 30 (trinta) dias corridos após o recebimento da Notificação de Oferta (“Notificação de Exercício”), para indicar se pretende exercer seu Direito de Preferência e de Recusa sobre todas, e não menos do que todas, as Quotas Ofertadas.

4.5.        Transfer. In the event the Offered Quotaholder exercises its Right of First Refusal, the Offering Quotaholder shall Transfer the Offered Quotas in accordance with the terms of the Offer Notice within no more than thirty (30) days from the date of the Exercise Notice. In case the Offered Quotaholder does not exercise its Right of First Refusal, the Offering Quotaholder will have the right to sell the Offered Quotas to the Purchasing Third Party within an additional thirty (30) days from the date the Offered Quotaholder refused to exercise its Right of First Refusal or from the lapse of the term the Offered Quotaholder had to exercise its Right of First Refusal. The Right of First Refusal cannot be partially exercised. The Quotas so transferred to the Purchasing Third Party will continue to be bound by this Agreement. Any of the Quotaholders shall not offer for Transfer its Quotas to any company which competes with the Company and/or the other Quotaholder, unless: (i) the other Quotaholder exercises the tag along, as set forth in Section 4.6 hereof; or (ii) the other Quotaholder gives its prior consent to such Transfer of Quotas by the Offering Quotaholder.

4.5.        Transferência. No caso da Quotista Ofertada exercer seu Direito de Preferência ou de Recusa, a Quotista Ofertante deverá Transferir as Quotas Ofertadas conforme os termos da Notificação de Oferta dentro de no máximo trinta (30) dias a partir da data da Notificação de Exercício. Caso a Quotista Ofertada não exerça o seu Direito de Preferência e de Recusa, a Quotista Ofertante terá o direito de vender as Quotas Ofertadas para o Terceiro Comprador dentro de um período adicional de 30 (trinta) dias a partir da data em que a Quotista Ofertada se recusou a exercer seu Direito de Preferência e de Recusa ou a partir da prescrição do período que a Quotista Ofertada tinha para exercer seu Direito de Preferência e de Recusa. O Direito de Preferência e de Recusa não pode ser exercido parcialmente. As Quotas transferidas dessa forma ao Terceiro Comprador continuarão a estar vinculadas por este Acordo. Os Quotistas se comprometem a não oferecer para Transferência suas Quotas a empresas concorrentes da outra sócia, ou da Sociedade, exceto se: (i) o Quotista remanescente optar pela venda conjunta, conforme previsto na Cláusula 4.6 deste Acordo; ou (ii) houver a concordância prévia da Quotista remanescente com relação à Transferência pela Quotista Ofertante.

[EXECUTION VERSION]

4.6.        Tag Along. In the event the Quotas are under sale, on which the other Quotaholder does not choose to acquire the Offered Quotas, such Quotaholder may exercise the tag along, offering its Quotas to be acquired together with the Offered Quotas above by the same interested party. Upon the Quotaholder manifest its interest to exercise the right to tag along, the Quotas shall only be negotiated in case they correspond to all the Company’s Quotas, provided that there should be considered the same price and payment conditions per Quota to the entire sale/transaction. For the purpose of this Section 4.6, any sale of Quotas shall be done by cash.

4.6.        Direito de Venda Conjunta. Na hipótese de venda das Quotas, em que a outra Quotista não optar pela aquisição das Quotas Ofertadas, essa Quotista poderá exercer o direito de venda conjunta, ofertando as suas Quotas para que sejam adquiridas em conjunto pelo mesmo interessado. Manifestado o interesse da Quotista em exercer o direito de venda conjunta, as quotas somente poderão ser negociadas se forem pela totalidade das Quotas da Sociedade, sendo considerado o mesmo valor, e condições de pagamento, por Quota para toda a transação. Para todos os efeitos desta cláusula a venda das quotas somente poderá ser considerada se for efetuada em moeda corrente nacional.

4.7.        Lack of Exercise. In case neither the Offered Quotaholder nor the Purchasing Third Party completes the purchase of the Offered Quotas within ninety (90) calendar days from the receipt of the Offer Notice by the Offered Quotaholder, the mechanism of the Right of First Refusal will reset, and have to be performed again, as per the provisions of this Agreement.

4.7.        Ausência de Exercício. Caso nem a Quotista Ofertada nem o Terceiro Comprador conclua a compra das Quotas Ofertadas dentro de noventa (90) dias corridos a partir do recebimento da Notificação de Oferta pela Quotista Ofertada, o mecanismo do Direito de Preferência e de Recusa será reinicializado, e terá de ser cumprido novamente, conforme as disposições deste Acordo.

[EXECUTION VERSION]

4.8. Subscription Rights. Subscription Rights cannot be transferred to third parties.	4.8. Direito de Subscrição. Os Direitos de Subscrição, quando aplicáveis, não podem ser transferidos a terceiros.
4.9.        Quota Option Plans. In case the Quotaholders decide to implement a Quota Option Plan for the Company’s Officers, Directors and key employees, the Quotaholders will share pro rata any dilution to their equity ownership of the capital of the Company.

4.9.        Planos de Opção de Quota. Caso os Quotistas decidam implementar um “Plano de Opção de Quota” para os Diretores, Conselheiros e empregados chave da Sociedade, as Quotistas compartilharão proporcionalmente qualquer diluição de sua participação do capital da Sociedade.

SECTION V CAPITALIZATION OF THE COMPANY	CLÁUSULA V CAPITALIZAÇÃO DA SOCIEDADE
5.1.        CPqD. CPqD shall pay up its Quotas of the Company (i) in cash by the amount which it has already paid up into the Company, and (ii) in kind with the transfer of all silicon photonics and related technology to optical communication, know how, trade secrets and related intellectual property licenses (“CPqD IP”), which will be identified and defined within thirty (30) days as from the Execution Date.

5.1.        CPqD. O CPqD deverá integralizar suas Quotas da Sociedade (i) em dinheiro pelo valor já integralizado na Sociedade, e (ii) com a transferência da tecnologia de fotônica de silício e tecnologia relacionada a comunicação óptica, know-how, segredos comerciais e licenças de propriedade intelectual relacionadas (“CPqD PI”), que serão identificadas e definidas dentro de 30 (trinta) dias a partir da Data de Assinatura.

5.2.        GigOptix. GigOptix shall pay up its Quotas of the Company in kind with (i) the assignment of the ownership of all Patents or licenses to the Thin Film Polymer on Silicon (TFPSTM) modulators and related technology, know how, trade secrets and related intellectual property licenses(“GigOptix IP”), which will identified and defined in the patents filing, as well as in the technology transfer agreements within thirty (30) days as from the Execution Date.

5.2.        GigOptix. A GigOptix deverá integralizar suas Quotas da Sociedade em espécie com (i) a cessão da titularidade de todas as Patentes, de todos os [moduladores TFPS] e tecnologia relacionada, know-how, segredos comerciais e licenças de propriedade intelectual relacionadas (“GigOptix PI”), que serão identificadas e definidas nos pedidos de registro de patentes, bem como nos contratos de transferência de tecnologia, em 30 (trinta) dias a partir da Data de Assinatura.

5.3.        Intellectual Property. For purposes of transferring the CPqD IP and the GigOptix IP to the Company, each of the Parties shall execute the necessary assignment documents and file the appropriate documents with the INPI within no more than two (2) months from the Execution Date, as applicable.

5.3.        Propriedade Intelectual. Com a finalidade de transferir a CPqD PI e a GigOptix PI para a Sociedade, cada uma das Partes deverá assinar os documentos de cessão necessários e registrá-los junto ao INPI dentro de no máximo 2 (dois) meses a partir da Data da Assinatura, conforme aplicável.

[EXECUTION VERSION]

5.4.        TFPS Equipment. The TFPS processing, testing and alignment station equipments (“TFPS Equipment”) shall be donated from GigOptix to CPqD, provided that CPqD shall be subject to transfer to the Company any and all technology, and intellectual property, which will be identified and defined within thirty (30) days as from the Execution Date.

5.4.        Equipamento TFPS. Os equipamentos de processamento, teste e alinhamento da estação [TFPS] (o “Equipamento TFPS”) serão doados pela GigOptix ao CPqD, ficando o CPqD obrigado a transferir à Sociedade a tecnologia e direitos de propriedade intelectual, que serão identificados e definidos dentro de 30 (trinta) dias a partir da Data de Assinatura.

5.5.        GigOptix shall start the process for transferring the TFPS Equipment to CPqD within 30 (thirty) days as from this Agreement is in full force and effect, as set forth in Section 7.2 hereof, provided that the Company has the necessary import license to receive the TFPS Equipment.

5.5.        A GigOptix deverá iniciar o processo de transferência do Equipamento TFPS para o CPqD dentro de 30 (trinta) dias a partir da data em que este Acordo esteja válido e eficaz, nos termos previstos na Cláusula 7.2, desde que o CPqD tenha as licenças de importação necessárias para receber o Equipamento TFPS.

5.6.            CPqD is committed to support all expenses necessary for the establishing of the facilities to be leased to/used by the Company, and the research and development (R&D) activities until the first (1ST) anniversary of the date when the Agreement takes force and effect pursuant to Section 7.2 hereof.

5.6        CPqD está obrigado a suportar/custear todas as despesas necessárias para a execução e conclusão das instalações a serem alugadas para/utilizadas pela Sociedade, bem como para as atividades de pesquisa e desenvolvimento (R&D) até a data do primeiro aniversário em que este acordo estiver válido e eficaz, nos termos previstos na Cláusula 7.2.

SECTION VI QUOTAHOLDERS’ OBLIGATIONS	CLÁUSULA VI OBRIGAÇÕES DAS QUOTISTAS
6.1.        Non-Solicitation. For each period commencing on the Execution Date and ending on the date which is twelve (12) months from the date which each Quotaholder is no longer partner either as a quotaholder or employee or non-employee manager with the Company, such Quotaholder shall not, directly or indirectly, (i) hire for employment any person then employed by the Company, unless such employee, by consent of the Quotaholders, has previously left the corresponding Quotaholder to be hired by the Company, or (ii) persuade or attempt to persuade any employee or contractor of the Company, to leave such employment or contract or to become employed or contracted by anyone other than the Company, or (iii) persuade or attempt to persuade any client of the Company, to transfer its business to anyone other than the Company.

6.1.        Ausência de Captação. Para cada período com início na Data da Assinatura e encerrando na data que for 12 (doze) meses a partir da data em que a Quotista deixar de ser sócia seja como uma quotista ou empregado ou gerente não empregado da Sociedade, essa Quotista não deverá, direta ou indiretamente, (i) assinar contrato de trabalho com qualquer pessoa então empregada pela Sociedade, a menos que esse empregado, por acordo entre as Quotistas, tenha se desligado anteriormente da respectiva Quotista para ser contratado pela Sociedade, ou (ii) persuadir ou tentar persuadir qualquer empregado ou contratado da Sociedade, a deixar seu contrato de trabalho ou contrato ou a se tornar empregado ou contratado por qualquer outra pessoa que não a Sociedade, ou (iii) persuadir ou tentar persuadir qualquer cliente da Sociedade, a transferir seu negócio a qualquer pessoa que não a Sociedade.

[EXECUTION VERSION]

6.2.        Non-compete. For each period commencing on the Execution Date and ending on the date which is twelve (12) months from the date which each Quotaholder is no longer partner with the Company either as a Quotaholder or employee or non-employee manager (the “Non-Compete Period”), such Quotaholder shall not on its own behalf or on behalf of or in connection with any person, directly or indirectly, in any capacity whatsoever carry on, be engaged in, have any financial or other interest in or be otherwise commercially involved in any activity or business which is substantially the same as or in competition with the Business.

6.2.        Não Concorrência. Para cada período com início na Data da Assinatura e encerramento na data que for 12 (doze) meses a partir da data em que cada deixar de ser sócia seja como uma quotista ou empregado ou gerente não empregado da Sociedade (o “Período de Não Concorrência”), tal Quotista não deverá em seu próprio nome ou em nome de ou com relação a qualquer outra pessoa, direta ou indiretamente, em qualquer capacidade de qualquer maneira realizar, estar envolvida, ter qualquer interesse financeiro ou outro tipo de interesse ou de outra forma estar comercialmente envolvida em qualquer atividade ou negócio que seja substancialmente o mesmo que ou que concorra com o Negócio.

6.3.        Confidential Information. Each of the Quotaholders hereby irrevocably and irreversibly undertake to, directly or indirectly through a Related Party: (i) keep all Confidential Information related to the activities of Company strictly confidential; (ii) refrain from disclosing the Confidential Information to third parties, except upon the prior written consent of the Party to which the Confidential Information relates, or if required by law or administrative process; and (iii) directly or indirectly avail itself of Confidential Information. The confidentiality obligation set forth in this Section 6.3 shall be valid for an undetermined period of duration and shall survive the termination of this Agreement, for any reason.

6.3.        Informações Confidenciais. Cada uma das Quotistas neste ato irrevogavelmente e irreversivelmente se compromete a, direta ou indiretamente por meio de uma Parte Relacionada: (i) manter todas as Informações Confidenciais relacionadas às atividades da Sociedade sob rígido sigilo; (ii) evitar divulgar as Informações Confidenciais a terceiros, exceto mediante consentimento prévio e por escrito da Parte à qual as Informações Confidenciais se referem, ou se exigido por lei ou por processo administrativo; e (iii) direta ou indiretamente se beneficiar das Informações Confidenciais. A obrigação de confidencialidade estabelecida nesta Cláusula 6.3 será válida por um período indeterminado de tempo e sobreviverá ao encerramento deste Acordo, seja por qual motivo for.

[EXECUTION VERSION]

SECTION VII TERM	CLÁUSULA VII VIGÊNCIA
7.1.        Term. Subject to Sections 7.2 and 7.3 below, this Agreement shall enter into full force and effect upon its execution and shall continue in full force and effect for thirty (30) years after such date.

7.1.        Vigência. Sujeito às Cláusulas 7.2 e 7.3 abaixo, este Acordo entrará em pleno vigor e efeito quando de sua assinatura e continuará em plena vigência e validade por 30 (trinta) anos a partir dessa data.

7.2.        Condition Precedent. This Agreement shall enter in force and take effect to CPqD only after (i) its terms and conditions are approved by CPqD’s Oversight Board, which shall occur in March, 2014, and (ii) the release of the amount regarding the loan requested by CPqD before FINEP - Agência Brasileira da Inovação to support the establishment of the Company and the development of its corporate purpose/activities.

7.2.        Condição Suspensiva. Este Acordo entrará em vigor e produzirá seus efeitos em relação ao CPqD somente após (i) a aprovação dos seus termos e condições pelo Conselho Curador do CPqD, que deverá ocorrer no mês de março de 2014, e (ii) a liberação dos valores referentes ao empréstimo solicitado pelo CPqD junto à FINEP - Agência Brasileira da Inovação, referente à criação da Sociedade e ao desenvolvimento do seu objeto social/suas atividades.

7.3.        Renewal. After the expiration of the initial term set forth in Section 7.1 above, this Agreement shall be renewed for one additional period of twenty (20) years, unless either Party gives the other Party a written notice at least fifteen (15) months and no later than twelve (12) months before the expiration of the relevant period indicating that it wishes to terminate this Agreement.

7.3.        Renovação. Após o encerramento da vigência inicial estabelecida na Cláusula 7.1 acima, este Acordo será renovado por um período adicional de 20 (vinte) anos, a não ser que qualquer Parte dê para a outra Parte uma notificação por escrito no máximo 15 (quinze) meses e no mínimo 12 (doze) meses antes do encerramento da vigência relevante indicando que deseja rescindir este Acordo.

SECTION VIII ARTICLES OF ASSOCIATION	CLÁUSULA VIII CONTRATO SOCIAL
8.1. Articles of Association. Simultaneously with the execution of this Agreement, the Quotaholders shall execute the First (1st) Amendment to the Articles of Association to Company.	8.1. Contrato Social. Simultaneamente à assinatura deste Acordo, as Quotistas firmarão a 1ª (Primeira) Alteração do Contrato Social da Sociedade.

8.2.        Inconsistencies. In the event of any ambiguity or discrepancy between the provisions of this Agreement and the Articles of Association, the provisions of this Agreement shall prevail between the Quotaholders. Each of the Quotaholders shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure any required amendment of the Articles of Association.

8.2.        Inconsistências. No caso de qualquer ambiguidade ou discrepância entre as disposições deste Acordo e do Contrato Social, as disposições deste Acordo prevalecerão entre as Quotistas. Cada uma das Quotistas deverá exercer todos os seus direitos de voto e outros direitos e poderes disponíveis a ela de forma a dar efeito às disposições deste Acordo e, se necessário, providenciar qualquer alteração exigida ao Contrato Social.

[EXECUTION VERSION]

SECTION IX SPECIFIC PERFORMANCE	CLÁUSULA IX EXECUÇÃO ESPECÍFICA
9.1.        Specific Performance of this Agreement. The Parties agree that any and all of their obligations and agreements set forth in this Agreement are irrevocable and are subject to specific performance. The breach of any provision of this Agreement will allow the other Quotaholders to request the performance of such obligation.

9.1.        Execução Específica deste Acordo. As Partes concordam que todas e quaisquer de suas obrigações e acordos estabelecidos neste Acordo são irrevogáveis e estão sujeitos a execução específica. A quebra de qualquer disposição deste Acordo permitirá às outras Quotistas solicitar a execução da referida obrigação.

SECTION X APPLICABLE LAW, ARBITRATION AND JURISDICTION	CLÁUSULA X LEI APLICÁVEL, ARBITRAGEM E JURISDIÇÃO
10.1. Governing Law. This Agreement shall be construed and governed according to the laws of Brazil.	10.1. Lei Regente. Este Acordo será interpretado e regido conforme as leis do Brasil.
10.2.        Disputes. Any disputes arising from or in connection with this Agreement shall be communicated by one side to the other, and the Parties agree to undertake their reasonable efforts in order to settle such disputes, by means of direct negotiations and in good-faith, within a term of thirty (30) consecutive days from the date of receipt of such notice.

10.2.        Litígios. Quaisquer litígios que resultem de ou com relação a este Acordo deverão ser comunicados por uma parte para a outra parte, e as Partes concordam em envidar seus mais razoáveis esforços para liquidar tais litígios, por meio de negociações diretas e em boa-fé, dentro de um prazo de 30 (trinta) dias consecutivos a partir da data do recebimento da referida notificação.

10.3.        Arbitration. Any and all doubts, disputes or claims arising from or relating to this Agreement not settled pursuant to Section 10.2 above, shall be settled by arbitration in accordance with the Rules of Mediation and Arbitration of the Brazil-Canada Chamber of Commerce (“CCBC”), in the context of an arbitration administered by CCBC.

10.3.        Arbitragem. Todas e quaisquer dúvidas, litígios ou reclamações que resultem de ou se refiram a este Acordo que não tenham sido liquidadas conforme a Cláusula 10.2 acima, deverão ser liquidadas por arbitragem conforme as Normas de Mediação e Arbitragem da Câmara de Comércio Brasil-Canadá (“CCBC”), no contexto de uma arbitragem administrada pela CCBC.

[EXECUTION VERSION]

(a) If the rules established by CCBC are silent on any procedural aspect, they shall be supplemented by the relevant provisions of Federal Law No. 9,307, of September 23, 1996.	(a) Se as normas estabelecidas pela CCBC não mencionarem qualquer aspecto processual, elas deverão ser suplementadas pelas disposições relevantes da Lei Federal No. 9.307, de 23 de setembro de 1996.
(b)           The arbitration tribunal shall be empowered to resolve any and all controversies relating to the dispute, including ancillary matters, and shall be empowered to issue any necessary orders to the parties, including injunctions and intermediate orders prior to a final decision. The arbitrators are not authorized to act as amiable compositeur or to decide ex aequo et bono.

(b)           O tribunal de arbitragem terá poder de resolver todas e quaisquer controvérsias com relação ao litígio, incluindo assuntos adicionais, e terá o poder de emitir quaisquer ordens necessárias para as partes, incluindo recursos judiciais e ordens temporárias antes de uma decisão final. Os árbitros não estão autorizados a agir como amiable compositeur ou a decidir ex aequo et bono.

(c)           The arbitration tribunal shall be composed of three (3) arbitrators, who shall be appointed according to the following procedure. The claimant side which decided to call the arbitration, shall appoint one arbitrator. The respondent side against which the arbitration was called, shall appoint the second arbitrator. The third, who shall serve as chairman, shall be chosen by the two Party-appointed arbitrators. If either side fails to make its appointment within ten (10) days, or in the event the Party-appointed arbitrators are unable to appoint the arbitrator whose appointment is pending, the third arbitrator shall be appointed within the subsequent period of ten (10) days in accordance with the rules of CCBC.

(c)           O tribunal de arbitragem será composto por 3 (três) árbitros, que serão nomeados de acordo com o seguinte procedimentos. O lado reclamante que decidiu convocar a arbitragem nomeará um árbitro. O lado do réu contra quem se convocou a arbitragem nomeará o segundo árbitro. O terceiro, que atuará como presidente será escolhido pelos árbitros nomeados pelas Partes. Se qualquer um dos lados deixar de nomear dentro de 10 (dez) dias, ou no caso dos árbitros nomeados pelas Partes não serem capazes de designar o árbitro cuja nomeação está pendente, o terceiro árbitro será nomeado dentro do período subsequente de 10 (dez) dias conforme as normas da CCBC.

(d) The place of arbitration shall be São Paulo, SP, Brazil, and the arbitration award shall be issued in São Paulo, SP, Brazil. The language of the arbitration shall be Portuguese.	(d) O local da arbitragem será São Paulo, SP, Brasil, e a sentença da arbitragem será emitida em São Paulo, SP, Brasil. O idioma da arbitragem será o português.

[EXECUTION VERSION]

(e) The arbitration proceedings and any documents and information disclosed therein shall be subject to confidentiality.	(e) Os procedimentos da arbitragem e quaisquer documentos e informações divulgadas nos mesmos estarão sujeitos a confidencialidade.
(f)           The arbitration award may be enforced in any court of competent jurisdiction. The arbitration award shall be final and binding, and the Parties waive any right to appeal, except for the clarification request provided by Section 30 of Federal Law No. 9,307, of September 23, 1996.

(f)           A sentença da arbitragem poderá ser executada em qualquer tribunal de jurisdição competente. A sentença da arbitragem será final e vinculativa, e as Partes renunciam a qualquer direito de apelar, exceto pela solicitação de esclarecimento disposta pela Cláusula 30 da Lei Federal No. 9.307, de 23 de setembro de 1996.

(g)           Each Party retains the right to seek judicial assistance: (i) to compel arbitration; (ii) to obtain interim measures for protection of rights prior to institution of arbitration, and any such action shall not be construed as a waiver of arbitration as the only means of dispute resolution selected by the Parties, (iii) to enforce any decision of the arbitration tribunal, including the arbitration award, and (iv) to seek annulment of the arbitration award when permitted by law. In case the parties seek judicial assistance in the circumstances provided above, the courts of São Paulo, SP, Brazil, shall have jurisdiction.

(g)           Cada Parte mantém o direito de buscar assistência legal: (i) para obrigar a arbitragem; (ii) para obter medidas temporárias para a proteção dos direitos antes da instituição da arbitragem, e qualquer uma dessas quotas não deverá ser interpretada como uma renúncia à arbitragem como sendo o único meio de resolução de litígio escolhido pelas Partes, (iii) para executar qualquer decisão do tribunal de arbitragem, incluindo a sentença de arbitragem, e (iv) para buscar a anulação da sentença da arbitragem quando permitido pela lei. Caso as partes busquem assistência legal nas circunstâncias dispostas acima, os tribunais de São Paulo, SP, Brasil, terão a jurisdição.

(h) The Party who loses the arbitration procedure shall pay for the other Party’s attorneys’ fees which shall be established by the arbitration panel.	(h) A Parte que perder o processo de arbitragem deverá pagar os honorários advocatícios da outra Parte que serão estabelecidos pelo painel de arbitragem.

SECTION XI GENERAL PROVISIONS	CLÁUSULA XI DISPOSIÇÕES GERAIS
11.1.        Recordation. This Agreement shall be recorded and kept in file at the Company’s head offices and the Company shall abide by, and cause compliance with, its provisions and refrain from performing any and all acts arising out of non-compliance with any obligation assumed under this Agreement.

11.1.        Registro. Este Acordo será registrado e mantido em arquivo na sede da Sociedade e a Sociedade deverá cumprir, e causar o cumprimento de suas disposições e evitar realizar todos e quaisquer atos que resultem do não cumprimento de qualquer obrigação assumida sob este Acordo.

[EXECUTION VERSION]

11.2. Other Arrangements.	11.2. Outras Avenças.
(a)           GigOptix will be the sole and exclusive global marketing and sales organization, except in the Brazilian market and with regard to any sale to Civcom Devices & Systems LTD (while a Related Party of Padtec S/A and CPqD), which shall be explored by the Company for all products of the Company through December 31, 2018, and by a written agreement by the Parties no later than September 30, 2018, such term can be extended.

(a)           GigOptix será a única e exclusiva organização de marketing e vendas mundial, exceto no mercado brasileiro e nas vendas para a Civcom Devices & Systems LTD (enquanto for uma Parte Relacionada da Padtec S/A e do CPqD), cuja exploração será feita diretamente pela Sociedade, de todos os produtos da Sociedade até 31 de dezembro de 2018, e por acordo escrito entre as Partes a ser firmado até 30 de setembro de 2018, esse prazo poderá ser prorrogado.

(b)           During the Non-Compete Periods, the Company will be the sole and exclusive production and commercial partner for each of CPqD and GigOptix for technology and products that use GigOptix IP and CPQD IP, and further defined as purpose in the Company’s Articles of Association.

(b)           Durante os Períodos de Não Concorrência, a Sociedade será a única e exclusiva parceira de produção e comercial do CPqD e da GigOptix, com relação à tecnologia e produtos que utilizem GigOptix PI e CPqD PI, e como definido no objeto social da Sociedade em seu Contrato Social.

(c) CPqD shall rent a physical space for the operation of the Company at CPqD facilities in Campinas, including a clean room of seventy (70) square meters, class 100 cleanroom.	(c) O CPqD deverá locar o espaço físico para a operação da Sociedade nas instalações da CPqD em Campinas, incluindo um espaço denominado de câmara limpa de 70 (setenta) metros quadrados, classe 100.
(d)       The Company shall provide and deliver to GigOptix and CPqD, the Company`s quarter financial statements, as follows: (i) for the first three (3) quarters of the year - within twenty (20) days as from the end of each quarter; and (ii) for the final quarter of the year - within thirty (30) days as from the end of such quarter.

(d)          A Sociedade deverá providenciar e apresentar à GigOptix e CPqD , as demonstrações financeiras trimestrais da Sociedade, conforme segue: (i) para os primeiros 3 (três) trimestres do ano - em até 20 (vinte) dias contados do término de cada trimestre; e (ii) para o último trimestre do ano - em até 30 (trinta) dias contados do término do último trimestre.

[EXECUTION VERSION]

11.3.        Ancillary Agreements. Within ninety (90) days from the Execution Date the Parties shall enter into additional agreements necessary to implement the operations of the Company and the arrangements set forth in Section 11.2 above, including but not limited to a transitional rendering of services agreement, GigOptix IP transfer agreement, CPqD IP transfer agreement, lease agreement for the Company, etc.

11.3.        Contratos Suplementares. Dentro de 90 (noventa) dias a partir da Data da Assinatura, as Partes deverão celebrar os contratos adicionais necessários para implementar as operações da Sociedade e os arranjos estabelecidos na Cláusula 11.2 acima, incluindo, sem limitação, um contrato de prestação de serviços transitórios, contrato de transferência de PI GigOptix, contrato de transferência de PI CPqD, contrato de locação para a Sociedade, etc.

11.4.        Expenses. Subject to Section 5.1 above, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

11.4.        Despesas. Sujeito à Cláusula 5.1 acima, todos os custos e despesas incorridos com relação a este Acordo e às transações contempladas neste ato deverão ser pagos pela Parte que incorrer em tais custos e despesas.

11.5.        Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, e-mailed (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

11.5.        Notificações. Todas as notificações e outras comunicações aqui mencionadas deverão ser feitas por escrito e serão consideradas como tendo sido dadas se entregues pessoalmente, enviadas por e-mail (com confirmação), postadas por carta comercial registrada (com aviso de recebimento) ou entregues por serviço de mensageiro (com confirmação) para as partes nos seguintes endereços (ou para outro endereço como a Parte venha a especificar por notificação semelhante):

(a) if to GigOptix: Dr. Avi Katz Chief Executive Officer and Chairman of the Board of Directors GigOptix, Inc. 130 Baytech Drive San Jose, CA 95134	(a) Se para a GigOptix: Dr. Avi Katz CEO e Presidente do Conselho de Administração GigOptix, Inc. 130 Baytech Drive San Jose, CA 95134
(b) if to CPqD: Hélio Marcos Machado Graciosa President Rua Dr. Ricardo Benetton Martins s/nº., Parque Polo II de Alta Tecnologia Campinas/SP - CEP 13086-510	(b) Se para a CPqD: Hélio Marcos Machado Graciosa Presidente Rua Dr. Ricardo Benetton Martins s/nº., Parque Polo II de Alta Tecnologia Campinas/SP - CEP 13086-510

[EXECUTION VERSION]

11.6.        Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

11.6.        Totalidade do Acordo. Este Acordo (incluindo os documentos e instrumentos aqui mencionados) constitui a totalidade do acordo e substitui todos os acordos e entendimentos anteriores, tanto verbais quanto por escrito, entre as Partes com relação ao assunto do mesmo.

11.7.        Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.7.        Autonomia. Qualquer termo ou disposição deste Acordo que for inválido ou inexequível em qualquer jurisdição deverá ser, com relação àquela jurisdição, sem efeito na medida da referida invalidade ou inexequibilidade sem com isso tornar inválidos ou inexequíveis os termos e disposições restantes deste Acordo ou afetar a validade ou exequibilidade de quaisquer dos termos ou disposições deste Acordo em qualquer outra jurisdição. Se qualquer disposição deste Acordo for tão ampla que se tornar inexequível, a disposição deverá ser interpretada somente na amplitude em que for exequível.

11.8.        Assignment; No Third Party Beneficiaries. Except as otherwise expressly provided herein, (i) neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any of the Quotaholders hereto (whether by operation of law or otherwise) without the prior written consent of the other Quotaholders; and (ii) this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the Quotaholders any rights or remedies hereunder.

11.8.        Cessão; Ausência de Terceiros Beneficiários. Exceto como expressamente disposto em contrário neste ato, (i) nem este Acordo nem qualquer um de seus direitos, interesses ou obrigações aqui descritos deverá ser cedido, direta ou indiretamente, por qualquer uma das Quotistas deste Acordo (seja por força de lei ou de outra forma) sem o consentimento prévio e por escrito das outras Quotistas; e (ii) este Acordo (incluindo os documentos e instrumentos aqui mencionados) não tem a intenção de conferir a qualquer outra pessoa que não às Quotistas quaisquer direitos ou recursos aqui descritos.

11.9.        Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is (i) in writing and (ii) signed by or on behalf of each of the Quotaholders. Unless expressly agreed, no amendment shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of amendment, and the rights and obligations of the Quotaholders under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so amended.

11.9.        Alterações. Qualquer disposição deste Acordo poderá ser alterada ou renunciada se, e somente se, essa alteração ou renúncia for (i) feita por escrito e (ii) assinada por ou em nome de cada uma das Quotistas. A não ser que expressamente acordado, nenhuma alteração deverá constituir uma renúncia em geral a quaisquer disposições deste Acordo, nem deverá afetar quaisquer direitos, obrigações ou passivos sob ou conforme este Acordo que já tenham se acumulado até a data da alteração, e os direitos e obrigações das Quotistas sob ou conforme este Acordo permanecerão em plena vigência e validade, exceto e somente na medida em que sejam alteradas dessa forma.

[EXECUTION VERSION]

11.10.            No Constructive Waiver of Rights. No delay or failure on the part of any Quotaholder in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any Quotaholder of any right hereunder or of any failure to perform or breach hereof by any other Quotaholder constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other Quotaholder, whether of a similar or dissimilar nature.

11.10.            Ausência de Presunção de Renúncia de Direitos. Nenhum atraso ou falha da parte de qualquer Quotista em exercer qualquer direito aqui descrito deverá operar como uma renúncia ao mesmo, nem qualquer renúncia, explícita ou implícita, por parte de qualquer Quotista a qualquer direito aqui contida ou de qualquer falha em cumprir ou quebra do mesmo por qualquer outra Quotista constitui ou será considerada uma renuncia a qualquer outro direito aqui contido ou de qualquer outra falha em cumprir ou quebra do mesmo pela mesma ou por qualquer outra Quotista, seja de natureza semelhante ou não.

11.11. Language. This Agreement is drafted and executed in English and Portuguese languages. In case of a discrepancy between such languages, the Portuguese language version shall prevail.	11.11. Idioma. Este Acordo é redigido e celebrado nos idiomas inglês e português. Em caso de qualquer discrepância entre tais idiomas, a versão no idioma português deverá prevalecer.
11.12.            Further Assurances. The Parties hereby covenant and agree to execute and deliver such further and other instruments, agreements and writings and do and perform, and cause to be done and performed, such further and other acts and things that may be necessary or desirable in order to give full effect to this Agreement.

11.12.            Garantias Adicionais. As Partes neste ato se comprometem e concordam em assinar e entregar todos os instrumentos adicionais e outros instrumentos, contratos e documentos por escrito e em fazer e realizar, e fazer com que sejam feitos e realizados, os atos e coisas adicionais que possam ser necessárias ou desejáveis para dar total efeito a este Acordo.

11.13.            Waiver Section. The Quotaholders agree that any of the Quotaholders may waive, at its sole discretion, in favor of the other Quotaholder, all rights arising from the ownership of its Quotas in the Company. Such waiver shall be accepted by the other Quotaholder provided that the waiving Quotaholder written notify its decision to the other Quotaholder within six (6) months as from the Execution Date.

11.13.            Cláusula de Renúncia. As Quotistas acordam que qualquer delas poderá renunciar, a seu exclusivo critério, em favor da outra Quotista, todos os seus direitos decorrentes da titularidade de suas Quotas na Sociedade. Tal renúncia será aceita pela outra Quotista desde que a Quotista renunciante notifique por escrito a outra Quotista de tal decisão, em até 6 (seis) meses contados da Data da Assinatura.

[EXECUTION VERSION]
11.13.1.                    No liens shall affect the waiving Quotaholder who express itself according to Section 11.13 herein and such Quotaholder shall no longer integrate the Company’s corporate structure and shall not receive any amount for its Quotas. Waiving Quotaholder’s Quotas shall be converted, by assignment and with no cost, in favor of the remaining Quotaholder, who will be liable for all Company’s liens and shall be entitled to all right of the Company.

11.13.1.                    Nenhum ônus incidirá sobre a Parte renunciante que se manifestar na forma prevista na Cláusula 11.13, a qual deixará de integrar o quadro societário da Sociedade sem receber qualquer valor pelas suas Quotas. As Quotas da Quotista renunciante serão revertidas integralmente, por cessão gratuita, à Quotista remanescente, a qual também assumirá todos os ônus e direitos da/sobre a Sociedade.

11.13.2.                    In case of Section 11.13, the remaining Quotaholder, at its sole discretion, may proceed with the winding-up of the Company instead of keep conducting its activities, and in this situation the waiving Quotaholder shall remain in the Company, jointly with the remaining Quotaholder, until the completion of the winding-up, having rights and obligations in connection therewith.

11.13.2.                    Na hipótese prevista na Cláusula 11.13, a Quotista remanescente, a seu exclusivo critério, poderá optar por liquidar a Sociedade, em vez de continuar a operá-la, hipótese em que a Quotista renunciante, juntamente com a Quotista remanescente, se manterá na Sociedade até a sua liquidação total, fazendo, cada qual, jus aos direitos e obrigações que daí decorrerem.

IN WITNESS WHEREOF, the parties have executed this Agreement on this February 10, 2014.	EM TESTEMUNHO DO QUÊ, as partes assinaram este Acordo neste dia 10 de fevereiro de 2014.

/s/ Avi Katz
GigOptix, Inc. Avi Katz - CEO

/s/ Hélio Marcos Machado Graciosa
Fundação CPqD - Centro de Pesquisa e Desenvolvimento em Telecomunicações Hélio Marcos Machado Graciosa - Presidente

/s/ Carlos Eduardo Salla
BRPhotonics Produtos Optoeletrônicos Ltda. Carlos Eduardo Salla